Exhibit 21.1

SUBSIDIARIES OF NOBLE MIDSTREAM PARTNERS LP

Subsidiary	State of Organization
Noble Midstream Services, LLC	Delaware
Colorado River DevCo GP LLC	Delaware
Colorado River DevCo LP	Delaware
Green River DevCo GP LLC	Delaware
Green River DevCo LP	Delaware
Gunnison River DevCo GP LLC	Delaware
Gunnison River DevCo LP	Delaware
Laramie River DevCo GP LLC	Delaware
Laramie River DevCo LP	Delaware
San Juan River DevCo GP LLC	Delaware
San Juan River DevCo LP	Delaware
Blanco River DevCo GP LLC	Delaware
Blanco River DevCo LP	Delaware